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                                                                     EXHIBIT 3.2

                     AMENDMENT NO. 1 TO AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP OF
                         NORTHERN BORDER PARTNERS, L.P.

      This Amendment No. 1 to Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P. (this "Amendment"), dated as of April 6, 2006, is entered into and effectuated by Northern Plains Natural Gas Company, LLC, a Delaware limited liability company ("Northern Plains"), Northwest Border Pipeline Company, a Delaware corporation ("Northwest Border"), and Pan Border Gas Company, LLC, a Delaware limited liability company ("Pan Border" and, together with Northern Plains and Northwest Border, the "General Partners"), as the General Partners, pursuant to authority granted in Section
4.2 and Section 15.1 of the Amended and Restated Agreement of Limited Partnership of Northern Border Partners, L.P., dated as of October 1, 1993 (the "Partnership Agreement"). Capitalized terms used but not defined herein are used as defined in the Partnership Agreement.

                                RECITALS:

      WHEREAS, Section 4.2(a) of the Partnership Agreement provides that the Partnership Policy Committee, without the approval of any Limited Partners, may issue additional Partnership Securities, or classes or series thereof, for any Partnership purpose, at any time or from time to time, and may issue such Partnership Securities for such consideration and on such terms and conditions as shall be established by the Partnership Policy Committee in its sole discretion;

      WHEREAS, Section 4.2(b) of the Partnership Agreement provides that the Partnership Securities authorized to be issued by the Partnership pursuant to
Section 4.2(a) may be issued in one more classes, or one or more series of any such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties (which may be senior to existing classes and series of Partnership Securities (except as provided in Section 4.2(c)) as shall be fixed by the Partnership Policy Committee;

      WHEREAS, Section 15.1(f) of the Partnership Agreement provides that the Partnership Policy Committee, without the approval of any Limited Partner or Assignee (subject to the terms of Section 4.2 of the Partnership Agreement), may amend any provision of the Partnership Agreement necessary or appropriate in connection with the authorization for issuance of any class or series of Partnership Securities pursuant to Section 4.2 of the Partnership Agreement;

      WHEREAS, the Partnership has entered into a definitive agreement, dated as of February 14, 2006, between the Partnership and ONEOK, Inc., an Oklahoma corporation ("ONEOK") (the "Contribution Agreement");

      WHEREAS, as part consideration for the contribution of the Shares to the Partnership, the Contribution Agreement obligates the Partnership to issue limited partner interests to be designated as Class B Units having the terms set forth in this Agreement;

      WHEREAS, the Partnership Policy Committee, in consultation with the Audit Committee, has determined that the issuance of the Class B Units provided for in this Amendment is permitted by Section 4.2 of the Partnership Agreement; and

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      WHEREAS, Section 15.1(d)(i) of the Partnership Agreement provides that the
Partnership Policy Committee, without the approval of any Limited Partner or Assignee, may amend any provision of the Partnership Agreement to reflect a change that the Partnership Policy Committee determines, in its sole discretion, does not adversely affect the Limited Partners in any material respect;

      NOW, THEREFORE, it is hereby agreed as follows:

      A.    Amendment. The Partnership Agreement is hereby amended as follows:

            1) Section 1.1 is hereby amended to add the following definitions:

                              "Class B Subordination Period" means the period
                        commencing upon issuance of the Class B Units and ending on the earlier of (a) the Conversion Approval Date or
                        (b) the Conversion Approval Termination Date.

                              "Class B Unit" means a Unit representing a
                        fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to Class B Units in this Agreement. Except as otherwise provided in this Agreement, the term "Class B Unit" does not refer to a Common Unit prior to the conversion of the Class B Unit into a Common Unit pursuant to the terms hereof.

                              "Class B Unit Arrearage" means, with respect to
                        any Class B Unit, and as to any calendar quarter within the Class B Subordination Period, the excess, if any, of
                        (a) the Minimum Quarterly Distribution with respect to such Class B Unit (including any applicable increased amounts distributable with respect to the Minimum Quarterly Distribution following the Class B Distribution Increase Date, the Section 4.11(b) Distribution Increase Date or the GP Removal Date) over
                        (b) the sum of all Available Cash distributed with respect to such Class B Unit in respect of such quarter pursuant to Section 4.10(b)(ii)(A) (and Section 4.10(b)(ii)(A)(1) following the Class B Distribution Increase Date and/or GP Removal Date, as applicable).

                              "Cumulative Class B Unit Arrearage" means, with
                        respect to any Class B Unit, and as of the end of any calendar quarter (or on the expiration of the Class B Subordination Period), the excess, if any, of (a) the sum resulting from adding together the Class B Unit Arrearage as to such Class B Unit for each of the quarters within the Class B Subordination Period over
                        (b) the sum resulting from adding together (i) any distributions theretofore made pursuant to Section 4.10(b)(ii)(B) (and Section 4.10(b)(ii)(A)(2) following the Class B Distribution Increase Date and/or GP

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                        Removal Date, as applicable) with respect to such Class
                        B Unit (including any distributions to be made in respect of the last of such quarters) and (ii) any Cumulative Common Unit Arrearage then existing upon conversion of a Class B Unit into a Common Unit pursuant to the terms hereof or the occurrence of a Termination Capital Transaction.

            2)    Section 1.1 is hereby amended to:

                  a) add the following sentence to the end of the definition of "Common Unit":

                              "Except as otherwise provided in this Agreement,
                        the term "Common Unit" does not refer to a Class B Unit prior to the conversion of the Class B Unit into a Common Unit pursuant to the terms hereof."

                  b) add the phrase "or within the Class B Subordination Period" after the phrase "and as to any calendar quarter within the Subordination Period" in the definition of "Common Unit Arrearage."

                  c) add the phrase "or within the Class B Subordination Period" after the phrase "for each of the quarters within the Subordination Period ending on or before the last day of such quarter" in clause (a) of the definition of "Cumulative Common Unit Arrearage."

                  d) add the following proviso to the end of the definition of "Outstanding":

                              "; provided, further, that, except as provided in
                        Sections 4.11(a), 4.11(b), 4.12(a) and 4.12(b), none of
                        the Class B Units shall be deemed to be Outstanding for purposes of determining if any Class B Units are entitled to distributions of Available Cash unless such Class B Units shall have been reflected on the Partnership's books and records as outstanding during such calendar quarter and on the Record Date for the determination of any distribution of Available Cash;"

                  e)    [Intentionally Omitted]

            3) Article IV is hereby amended to add new Sections 4.10 - 4.13 creating a new class of Units as follows:

                  SECTION 4.10 ESTABLISHMENT OF CLASS B UNITS.

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                  a)    General. The Partnership Policy Committee hereby
                        designates and creates a class of Units to be designed as "Class B Units" and consisting of a total of 36,494,126 Class B Units, and fixes the designations, preferences and relative, participating, optional or other special rights, power and duties of holders of the Class B Units as set forth in this Section 4.10.

                  b) Rights Associated with Class B Units. During the period commencing upon issuance of the Class B Units and ending upon the conversion of the Class B Units as set forth in
                        Section 4.10(f) hereof, unless amended pursuant to
                        Section 4.11 or Section 4.12 hereof:

                        i)    subject to the provisions of Section
                              5.1(d)(iii)(A), and unless clauses (ii), (iii), or
                              (iv) below require a different allocation pursuant to Section 5.1(c)(i) or otherwise, all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent as such items would be so allocated if such Class B Units were Common Units that were then Outstanding;

                        ii)   Notwithstanding anything to the contrary in
                              Section 5.4, with respect to distributions made in accordance with Section 5.4 for calendar quarters ending on or prior to the expiration of the Class B Subordination Period, the Class B Units shall be deemed Units, but not Common Units, for such purposes and, in addition, the holders of Class B Units shall have the right to share in Partnership quarterly cash distributions in accordance with
                              Section 5.4 hereof (such distribution to be prorated for the quarter in which the Class B Units are issued), provided that following any distribution pursuant to Section 5.4(c) and prior to any distribution pursuant to Section 5.4(d), Available Cash shall be distributed as follows:

                              (A) 99% to the holders of Class B Units and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Class B Unit Outstanding as of the last day of such quarter an amount equal to the Minimum Quarterly Distribution; and

                              (B) then, 99% to the holders of Class B Units and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Class B

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                                    Unit Outstanding as of the last day of such
                                    quarter an amount equal to the Cumulative
                                    Class B Unit Arrearage, if any, existing with respect to such quarter.

                        iii) The holders of Class B Units shall have the right to share in Partnership quarterly cash distributions for quarters ending after the expiration of the Class B Subordination Period in accordance with Section 5.4 hereof as if such holders of Class B Units held Common Units and, in addition, notwithstanding anything to the contrary set forth in Section 5.4, if a Cumulative Class B Unit Arrearage exists on the date of the expiration of the Class B Subordination Period, prior to any distribution pursuant to Section 5.4(d), irrespective of whether any such Class B Units are then Outstanding, Available Cash shall be distributed in accordance with Section 4.10(b)(ii)(B) hereof to each holder of record of the applicable Class B Units as of the expiration of the Class B Subordination Period. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the expiration of the Class B Subordination Period. For the taxable year in which such distribution is made, if not previously allocated, each Person receiving such cash distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 5.1(d)(iii)(A).

                        iv)   Notwithstanding anything to the contrary in
                              Section 5.1(c)(i), during the Class B
                              Subordination Period the Class B Units shall be treated as Common Units then Outstanding for purposes of Section 5.1(c)(i), and, in addition, following any allocation made pursuant to Section 5.1(c)(i)(B) and before an allocation is made pursuant to Section 5.1(c)(i)(C), any remaining Net Termination Gain shall be allocated 99% to the holders of the Class B Units and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until each such holder of a Class B Unit has been allocated Net Termination Gain equal to any then existing Cumulative Class B Unit Arrearage with respect to such Class B Unit.

                  c) Voting Rights. Unless amended pursuant to Section 4.11 or Section 4.12 hereof, (i) during the Class B Subordination Period, the Class B Units are non-voting (and solely for all purposes of calculating votes and determining the presence of a quorum under this Agreement, none of the Class B Units shall be deemed Outstanding), except that the Class B Units shall be entitled to vote

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                        as a separate class on any matter that adversely affects
                        the rights or preferences of the Class B Units in relation to other classes of Partnership Interests or as required by law. The approval of a majority of the Class B Units shall be required to approve any matter for which the holders of the Class B Units are entitled to vote as a separate class, and (ii) upon expiration of the Class B Subordination Period, the Class B Units will have such voting rights pursuant to the Partnership Agreement as such Class B Units would have if they were Common Units that were then Outstanding except that, with respect to the Conversion Approval or Amendment Approval, none of the Class B Units shall be deemed Outstanding as of the record date for such vote or be entitled to vote. Each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible at the time of the record date for the vote or written consent on the matter.

                  d) Certificates. The Class B Units will be evidenced by certificates in such form as the Partnership Policy Committee may approve and, subject to the satisfaction of any applicable legal and regulatory requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units. The Certificates will include the restrictive legend set forth in Section
                        2.17 of the Contribution Agreement.

                  e) Registrar and Transfer Agent. Northern Plains will act as registrar and transfer agent of the Class B Units.

                  f) Conversion. Except as provided in this Section 4.10(f), the Class B Units are not convertible into Common Units.

                        i) Optional Conversion. The Partnership shall, as promptly as practicable following the issuance of any Class B Units, take such actions as may be necessary or appropriate to submit to a vote or consent of its securityholders the approval of a change in the terms of the Class B Units to provide that each Class B Unit shall be convertible from time to time, at the option of the holders thereof, into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units that occurs prior to the conversion of the Class B Units), effective upon approval of the issuance of additional Common Units in accordance with the following sentence (the "Conversion Approval"). The vote or consent required for such approval will be the requisite vote required under the rules or staff interpretations of the National Securities Exchange on which the Common Units are listed or admitted for trading for the listing or addition to

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                              trading of the Common Units that would be issued
                              upon such conversion, excluding those Units held by ONEOK and its affiliates. Upon receipt of the required vote or consent (the date of such approval, the "Conversion Approval Date"), the terms of the Class B Units will be changed, automatically and without further action, so that each Class B Unit may be converted, at the option of the holder thereof, into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units that occurs prior to the conversion of the Class B Units).

                        ii) Automatic Conversion. The Partnership shall, as promptly as practicable following the issuance of any Class B Units, take such actions as may be necessary or appropriate to submit to a vote or consent of holders of at least 66 2/3% of the Outstanding Units (excluding those Units held by ONEOK and its Affiliates) and otherwise as required by Section 15.2 of the Partnership Agreement, the amendments to the Partnership Agreement described on Annex A (the approval of such amendment, the "Amendment Approval," and the date of obtaining the Amendment Approval, the "Amendment Approval Date"). Subject to Section 4.12, each Class B Unit shall automatically convert into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units that occurs prior to the conversion of the Class B Units) upon receipt of:

                                (A) Conversion Approval as set forth above in paragraph (i); and

                                (B) Amendment Approval as set forth above in this paragraph (ii);

                        and immediately thereafter, none of the Class B Units shall be outstanding.

                        iii) Quarterly Cash Distributions. Each Common Unit into which a Class B Unit has been converted as provided in this Section 4.10(f) shall have the right to share in any Partnership quarterly cash distributions made in respect of a Common Unit in accordance with Section 5.4 hereof (including, without limitation and not withstanding anything to the contrary contained in the Partnership Agreement, the right to any distributions of amounts in

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                              respect of Cumulative Common Unit Arrearages in
                              respect of a Common Unit).

                        SECTION 4.11 AMENDMENT OF TERMS OF CLASS B UNITS IF SECURITYHOLDER APPROVAL IS NOT OBTAINED.

                        a)    If:

                              i)    the Conversion Approval has not been
                                    obtained by the date that is 12 months
                                    following the Closing (as defined under the Contribution Agreement); and

                              ii) the Amendment Approval has not been obtained by the date that is 12 months following the Closing;

                              then, unless the provisions of Section 4.12 shall already be in effect, effective as of the next succeeding day (the "Class B Distribution Increase Date") until amended by the provisions of Section 4.12, Sections 4.10(b) and 4.10(c) hereof will be deemed to be amended in their entirety, automatically and without further action, as follows:

                        "b) Rights Associated with Class B Units. Prior to the conversion of all of the Class B Units pursuant to
                        Section 4.10(f) above:

                              i)    subject to the provisions of Section
                                    5.1(d)(iii)(A) and paragraphs (ii) and (iii) below, all items of Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent such items would be allocated if such Class B Units were Common Units then Outstanding, and the allocations to Class B Units shall have the same order of priority relative to allocations on the Common Units;

                              ii)(A) notwithstanding anything to the contrary in
                                    Section 5.4, the Class B Units shall be
                                    deemed Units, but not Common Units, for
                                    purposes of Section 5.4 and the Class B
                                    Units shall have the right to share in
                                    Partnership quarterly cash distributions in accordance with Section 5.4 hereof based on 115% of the amount of any Partnership distribution that would be made to each Common Unit so that the amount of any Partnership distribution to each Class B Unit will equal 115% of the amount of such distribution to each Common Unit (such additional 15% pro rated for the quarter in which the Class B Distribution Increase Date occurs), provided, however, that following any distribution pursuant to Section 5.4(c) and prior to any distribution pursuant to
                                    Section 5.4(d), Available Cash shall be
                                    distributed as follows:

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                                       (1) 99% to the holders of Class B Units
                                       and 1% to the General Partners, in
                                       accordance with their relative General
                                       Partner Percentage Interests, until there has been distributed in respect of each Class B Unit Outstanding as of the last day of such quarter an amount equal to 115% of the Minimum Quarterly
                                       Distribution; and

                                       (2) then, 99% to the holders of Class B
                                       Units and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Class B Unit Outstanding as of the last day of such quarter an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter.

                                    (B) notwithstanding anything to the contrary contained in Section 5.4, if a Cumulative Class B Unit Arrearage exists on the date of the expiration of the Class B Subordination Period, prior to any distribution pursuant to Section 5.4(d), irrespective of whether any such Class B Units are then Outstanding, Available Cash shall be distributed 99% to the holders of record of the applicable Class B Units as of the expiration of the Class B Subordination Period and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Class B Unit an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the expiration of the Class B Subordination Period. For the taxable year in which such distribution is made, if not previously allocated, each Person receiving such cash distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 5.1(d)(iii)(A); and

                              iii) the Class B Units shall have rights upon dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions, that are based on 115% of the liquidating distributions that would be made to the Common Units so that the amount of any liquidating distribution to each Class B Unit will equal 115% of the amount of such distribution to each Common Unit, and, in addition, following any allocation made pursuant to Section 5.1(c)(i)(B) and before an allocation is made pursuant to Section 5.1(c)(i)(C), any remaining Net Termination Gain shall be allocated 99% to

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                                    the holders of the Class B Units and 1% to
                                    the General Partners, in accordance with their relative General Partner Percentage Interests, until each such holder of a Class B Unit has been allocated Net Termination Gain equal to any then existing Cumulative Class B Unit Arrearage with respect to such Class B Unit, and accordingly, notwithstanding anything to the contrary in this Agreement, prior to any distribution under Section 14.3, the Capital Account of each Partner shall be adjusted to give effect to the foregoing liquidation rights.

                              c) Voting Rights. The Class B Units will have such voting rights pursuant to the Partnership Agreement as such Class B Units would have if they were Common Units that were then Outstanding except that, with respect to the Conversion Approval or Amendment Approval, none of the Class B Units shall be deemed Outstanding as of the record date for such vote or be entitled to vote. Each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible at the time of the record date for the vote or written consent on the matter."

                        (b    If:

                                  i) the Conversion Approval has been obtained by the date that is 12 months following the Closing (as defined under the Contribution Agreement); and

                                  ii) the Amendment Approval has not been
                                      obtained by the date that is 12 months
                                      following the Closing;

                                  then, unless the provisions of Section 4.12 shall already be in effect, effective as of the next succeeding day (the "Section 4.11(b) Distribution Increase Date") until amended by the provisions of Section 4.12, Sections 4.10(b) and 4.10(c) hereof will be deemed to be amended in their entirety, automatically and without further action, as follows:

                              "b) Rights Associated with Class B Units. Prior to the conversion of all of the Class B Units pursuant to Section 4.10(f) above:

                                  i)  subject to the provisions of Section
                                      5.1(d)(iii)(A) and paragraphs (ii) and
                                      (iii) below, all items of Partnership
                                      income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent such items would be allocated if such Class B Units were Common Units then Outstanding, and the allocations to Class B Units shall have the same order of priority relative to allocations on the Common Units;

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

                                  ii) (A) the Class B Units shall have the right
                                      to share in Partnership quarterly cash
                                      distributions based on 115% of the amount of any Partnership distribution that would be made to each Common Unit so that the amount of any Partnership distribution to each Class B Unit will equal 115% of the amount of such distribution to each Common Unit (such additional 15% pro rated for the quarter in which the Class B Distribution Increase Date occurs), and the right of holders of Class B Units to receive distributions shall have the same order of priority relative to distributions on the Common Units; and

                                      (B) notwithstanding anything to the
                                      contrary contained in Section 5.4, if a
                                      Cumulative Class B Unit Arrearage existed on the date of the expiration of the Class B Subordination Period, prior to any distribution pursuant to Section 5.4(d), irrespective of whether any such Class B Units are then Outstanding, Available Cash shall be distributed 99% to the holders of record of the applicable Class B Units as of the expiration of the Class B Subordination Period and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Class B Unit an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the expiration of the Class B Subordination Period. For the taxable year in which such distribution is made, if not previously allocated, each Person receiving such cash distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 5.1(d)(iii)(A); and

                                  iii) the Class B Units shall have rights upon
                                      dissolution and liquidation of the
                                      Partnership, including the right to share in any liquidating distributions, that are based on 115% of the liquidating distributions that would be made to the Common Units so that the amount of any liquidating distribution to each Class B Unit will equal 115% of the amount of such distribution to each Common Unit, and, in addition, following any allocation made pursuant to Section 5.1(c)(i)(B) and before an allocation is made pursuant to
                                      Section 5.1(c)(i)(C), any remaining Net
                                      Termination Gain shall be allocated 99% to the holders of the Class B Units and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until each such holder of a Class B Unit

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

                                      has been allocated Net Termination Gain
                                      equal to any then existing Cumulative
                                      Class B Unit Arrearage with respect to
                                      such Class B Unit, and accordingly,
                                      notwithstanding anything to the contrary in this Agreement, prior to any distribution under Section 14.3, the Capital Account of each Partner shall be adjusted to give effect to the foregoing liquidation rights.

                              c) Voting Rights. The Class B Units will have such voting rights pursuant to the Partnership Agreement as such Class B Units would have if they were Common Units that were then Outstanding except that, with respect to the Conversion Approval or Amendment Approval, none of the Class B Units shall be deemed Outstanding as of the record date for such vote or be entitled to vote. Each Class B Unit will be entitled to the number of votes equal to the number of Common Units into which a Class B Unit is convertible."

                        c) If a Class B Distribution Increase Date or Section 4.11(b) Distribution Increase Date has occurred and the Partnership's securityholders thereafter either (1) obtain the Conversion Approval and the Amendment Approval, or (2) any of the Class B Units are converted into Common Units pursuant to Section 4.10(f)(i), then, unless the provisions of Section 4.12 shall already be in effect, (i) with respect to the matters described in sub-clause (1) above, as of the later of the Conversion Approval Date and the Amendment Approval Date, all Class B Units shall automatically, and without further action of the holder(s) thereof, be converted into Common Units in accordance with Section 4.10(f)(ii), and (ii) with respect to matters described in sub-clauses (1) and (2) above for the quarter in which such conversion occurs, concurrently with the distribution made in accordance with Article V of the Partnership Agreement of Available Cash, with respect to the quarter in which the conversion of the Class B Units is effected, a distribution shall be paid to each holder of record of the applicable Class B Units as of the effective date of such conversion, with the amount of such distribution for each such Class B Unit to be equal to the product of
                        (a) 15% of the amount to be distributed in respect of such quarter to each Common Unit times (it being agreed that each such Common Unit issued upon conversion shall be entitled to the full distribution payable to the holder of a Common Unit) and (b) a fraction, of which
                        (A) the numerator is the number of days in such quarter up to but excluding the date of such conversion, and (B) the denominator is the total number of days in such quarter (the foregoing amount being referred to as an "Excess Payment"). For the taxable year in which an Excess Payment is made, each holder of a Class B Unit shall be allocated items of gross income with respect to such taxable year in an amount equal to the Excess Payment distributed to it as provided in Section 5.1(d)(iii)(A).

      SECTION 4.12 AMENDMENT OF TERMS OF CLASS B UNITS UPON REMOVAL OF THE GENERAL PARTNER.

      a) If prior to the conversion of all Class B Units, a resolution of the Limited Partners holding the requisite majority of Outstanding Units is passed approving the removal of any Affiliate of ONEOK as the general partner of the Partnership (a "GP Removal Event") and the Conversion Approval has not been obtained, then notwithstanding Section 4.11, automatically and without further action and, effective as of the next succeeding day (the "GP Removal Date"), Section 4.10(f)(ii) shall be deemed to be deleted in its entirety, automatically and without further action, and Sections 4.10(b) and 4.10(c) hereof will be deemed to be amended in their entirety, automatically and without further action, as follows:

                  "b) Rights Associated with Class B Units. Prior to the conversion of the Class B Units as set forth in Section 4.10(f) hereof:

                        i) subject to the provisions of Section 5.1(d)(iii)(A) and paragraphs (ii) and (iii) below, all of items Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent as such items would be allocated if such Class B Units were Common Units then Outstanding, and the allocations to Class B Units shall have the same order of priority relative to allocations on the Common Units; and

                        ii) (A) notwithstanding anything to the contrary in
                            Section 5.4, the Class B Units shall be deemed Units, but not Common Units, for purposes of Section
                            5.4 and the Class B Units shall have the right to share in Partnership quarterly cash distributions in accordance with Section 5.4 hereof based on 125% of the amount of any Partnership distribution that would be made to each Common Unit so that the amount of any Partnership distribution to each Class B Unit will equal 125% of the amount of such distribution to each Common Unit (such additional 25% pro rated for the quarter in which the GP Removal Date occurs), provided, however, that following any distribution pursuant to Section 5.4(c) and prior to any distribution pursuant to Section 5.4(d), Available Cash shall be distributed as follows:

                              (1) 99% to the holders of Class B Units and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Class B Unit Outstanding as of the last day of such quarter an amount equal to 125% of the Minimum Quarterly Distribution; and

                              (2) then, 99% to the holders of Class B Units and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Class B Unit Outstanding as of the last day of such quarter an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter.

                        (B)notwithstanding anything to the contrary in Section 5.4, if a Cumulative Class B Unit Arrearage exists on the date of the expiration of the Class B Subordination Period, prior to any distribution pursuant to Section 5.4(d), irrespective of whether any such Class B Units are then Outstanding, Available Cash shall be distributed 99% to the holders of record of the applicable Class B Units as of the expiration of the Class B Subordination Period and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Class B Unit an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the expiration of the Class B Subordination Period. For the taxable year in which such distribution is made, if not previously allocated, each Person receiving such cash distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 5.1(d)(iii)(A); and

                  iii) the Class B Units shall have rights upon dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions, that are based on 125% of the liquidating distributions that would be made to the Common Units so that the amount of any liquidating distribution to each Class B Unit will equal 125% of the amount of such distribution to each Common Unit, and, in addition, following any allocation made pursuant to Section 5.1(c)(i)(B) and before an allocation is made pursuant to Section 5.1(c)(i)(C), any remaining Net Termination Gain shall be allocated 99% to the holders of the Class B Units and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until each such holder of a Class B Unit has been allocated Net Termination Gain equal to any then existing Cumulative Class B Unit Arrearage with respect to such Class B Unit, and accordingly, notwithstanding anything to the contrary in this Agreement, prior to any distribution under Section 14.3, the Capital Account of each Partner shall be adjusted to give effect to the foregoing liquidation rights.

                  c) Voting Rights. The Class B Units will have such voting rights pursuant to the Partnership Agreement as such Class B Units would have if they were Common Units that were then Outstanding except that, (i) for the purposes of the definition of "Outstanding" such Class B Units shall be deemed to be "Units," but not "Common Units," for all purposes thereof and (ii) with respect to the Conversion Approval (if not already obtained), none of the Class B Units shall be deemed Outstanding as of the record date for such vote or be entitled to vote . Each Class B Unit will be entitled to one vote on each matter with respect to which such Class B Unit is entitled to be voted."

      b) If, the Conversion Approval has been obtained and a GP Removal Event occurs, then notwithstanding Section 4.11, automatically and without further action and, effective as of the GP Removal Date, Section 4.10(f)(ii) shall be deemed to be deleted in its entirety, automatically and without further action, and Sections 4.10(b) and 4.10(c) hereof will be deemed to be amended in their entirety, automatically and without further action, as follows:

                  "b) Rights Associated with Class B Units. Prior to the conversion of the Class B Units as set forth in Section 4.10(f) hereof:

                        i) subject to the provisions of Section 5.1(d)(iii)(A) and paragraphs (ii) and (iii) below, all of items Partnership income, gain, loss, deduction and credit shall be allocated to the Class B Units to the same extent as such items would be allocated if such Class B Units were Common Units then Outstanding, and the allocations to Class B Units shall have the same order of priority relative to allocations on the Common Units; and

                        ii)(A) the Class B Units shall have the right to share
                            in Partnership quarterly cash distributions based on 125% of the amount of any Partnership distribution that would be made to each Common Unit so that the amount of any Partnership distribution to each Class B Unit will equal 125% of the amount of such distribution to each Common Unit (such additional 25% pro rated for the quarter in which the GP Removal Date occurs), and the right of holders of Class B Units to receive distributions shall have the same order of priority relative to distributions on the Common Units; and,

                            (B)notwithstanding anything to the contrary in
                            Section 5.4, if a Cumulative Class B Unit Arrearage existed on the date of the expiration of the Class B Subordination Period, prior to any distribution pursuant to Section 5.4(d), irrespective of whether any such Class B Units are then Outstanding, Available Cash shall be distributed 99% to the holders of record of the applicable Class B Units as of the expiration of the Class B Subordination Period and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until there has been distributed in respect of each Class B Unit an amount equal to the Cumulative Class B Unit Arrearage, if any, existing with respect to such quarter. This distribution shall not be deemed a distribution on a Common Unit, but the satisfaction of prior entitlements of the holders of Class B Units as of the expiration of the Class B Subordination Period. For the taxable year in which such distribution is made, if not previously allocated, each Person receiving such cash distribution shall be allocated items of gross income in an amount equal to such distribution as provided in Section 5.1(d)(iii)(A); and

                        iii) the Class B Units shall have rights upon
                            dissolution and liquidation of the Partnership, including the right to share in any liquidating distributions, that are based on 125% of the liquidating distributions that would be made to the Common Units so that the amount of any liquidating distribution to each Class B Unit will equal 125% of the amount of such distribution to each Common Unit, and, in addition, following any allocation made pursuant to Section 5.1(c)(i)(B) and before an allocation is made pursuant to Section 5.1(c)(i)(C), any remaining Net Termination Gain shall be allocated 99% to the holders of the Class B Units and 1% to the General Partners, in accordance with their relative General Partner Percentage Interests, until each such holder of a Class B Unit has been allocated Net Termination Gain equal to any then existing Cumulative Class B Unit Arrearage with respect to such Class B Unit, and accordingly, notwithstanding anything to the contrary in this Agreement, prior to any distribution under Section 14.3, the Capital Account of each Partner shall be adjusted to give effect to the foregoing liquidation rights.

                  c) Voting Rights. The Class B Units will have such voting rights pursuant to the Partnership Agreement as such Class B Units would have if they were Common Units that were then Outstanding except that, for the purposes of the definition of "Outstanding" such Class B Units shall be deemed to be "Units", but not "Common Units" for all purposes thereof. Each Class B Unit will be entitled to one vote on each matter with respect to which such Class B Unit is entitled to be voted."

            c) If a GP Removal Event has occurred and any of the Class B Units are converted into Common Units pursuant to Section 4.10(f)(i), then, for the quarter in which such conversion occurs, concurrently with the distribution made in accordance with Article V of the Partnership Agreement of Available Cash, with respect to the quarter in which the conversion of the Class B Units is effected, a distribution shall be paid to each holder of record of the applicable Class B Units as of the effective date of such conversion, with the amount of such distribution for each such Class B Unit to be equal to the product of (a) 25% of the amount to be distributed in respect of such quarter to each Common Unit times (it being agreed that each such Common Unit issued upon conversion shall be entitled to the full dividend payable to the holder of a Common Unit) (b) a fraction, of which (i) the numerator is the number of days in such quarter up to but excluding the date of such conversion, and (ii) the denominator is the total number of days in such quarter (the foregoing amount being referred to as an "Excess Payment"). For the taxable year in which an Excess Payment is made, each holder of a Class B Unit shall be allocated items of gross income with respect to such taxable year in an amount equal to the Excess Payment distributed to it as provided in Section 5.1(d)(iii)(A).

            SECTION 4.13 CHANGE OF NEW YORK STOCK EXCHANGE RULES OR
                         INTERPRETATIONS.

            If at any time (i) the rules of the National Securities Exchange on which the Common Units are listed or admitted to trading or the staff interpretations of such rules are changed, or (ii) facts and circumstances arise so that the Conversion Approval is no longer required as a condition to the listing of the Common Units that would be issued upon any conversion of any Class B Units into Common Units as provided in Section 4.10(f)(i) hereof as determined by the Partnership Policy Committee (the date that the Partnership Policy Committee makes such determination, the "Conversion Approval Termination Date") and the Amendment Approval has been obtained, then, unless the provisions of Section 4.12 shall already be in effect, the terms of such Class B Units will be changed so that each such Class B Unit is converted (without further action or any vote of any securityholders of the Partnership) into one Common Unit (subject to appropriate adjustment in the event of any split-up, combination or similar event affecting the Common Units).

      B. Agreement in Effect. Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

      C. Applicable Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware.

      D. Invalidity of Provisions. If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be effected thereby.

      E. Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all parties thereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

                              General Partners:

                              Northern Plains Natural Gas Company, LLC

                              /s/ Jerry L. Peters
                              --------------------------------------------------
                              Name:  Jerry L. Peters
                              Title: Vice President, Finance and Treasurer


                              Northwest Border Pipeline Company

                              /s/ David L. Kyle
                              --------------------------------------------------
                              Name:  David L. Kyle
                              Title: Chairman of the Policy Committee


                              Pan Border Gas Company, LLC

                              /s/ Jerry L. Peters
                              --------------------------------------------------
                              Name:  Jerry L. Peters
                              Title: Vice President, Finance and Treasurer


                              Limited Partners:

                              All Limited Partners now and hereafter admitted as limited partner of the Partnership, pursuant to Powers of Attorney now and hereafter executed in favor of, and granted and delivered to, the Members of the Partnership Policy Committee.

                              Chairman of the Partnership Policy Committee, as attorney-in-fact for all Limited Partners pursuant to the Powers of Attorney granted in Section 1.4

                                     ANNEX A

1.    THE FOLLOWING DEFINITIONS SHALL BE DELETED IN THEIR ENTIRETY FROM ARTICLE
      II:

      "GROSS GENERAL PARTNER PERCENTAGE INTEREST"; AND

      "HYPOTHETICAL EQUITY VALUE".

2.    SECTION 13.2 SHALL BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

      "Section 13.2 Removal of the General Partner.

            The General Partner may be removed if such removal is approved by the Unitholders holding at least 66 2/3% of the Outstanding Units (including for purposes of such determination Units held by the General Partner and its Affiliates) voting as a single class. Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the Unitholders holding a majority of the outstanding Common Units voting as a class (including for purposes of such determination Units held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner or managing member, to the extent applicable, of the Intermediate Partnership and any other Group Members of which the General Partner is a general partner or managing member. If a Person is elected as a successor General Partner in accordance with the terms of this Section 13.2, such Person shall, upon admission pursuant to Article XII, automatically become a successor general partner or managing member, to the extent applicable, of the Intermediate Partnership and any other Group Members of which the General Partner is a general partner of a managing member. The right of the holders of Outstanding Units to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section 13.2 shall be subject to the provisions of
      Section 12.3."

3. THE SECOND PARAGRAPH OF SECTION 13.3(a) SHALL BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

            "For purposes of this Section 13.3(a), the fair market value of the Departing Partner's Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest of the Departing Partner. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Units on any National Securities Exchange on which Units are then listed or admitted to trading, the value of the Partnership's assets, the rights and obligations of the Departing Partner and other factors it may deem relevant."

4.    SECTION 13.3(b) SHALL BE AMENDED TO READ IN ITS ENTIRETY AS FOLLOWS:

      (b) If the Combined Interest of a Departing Partner is not acquired by one or more of the remaining General Partners pursuant to Section 11.7(b) or by a successor in the manner set forth in Section 13.3(a), the Departing Partner shall become a Limited Partner and the Combined Interest shall be converted into Common Units based on the fair market value of such Combined Interest as calculated pursuant to Section 13.3(a) and the Current Market Price of the Common Units as of the effective date of the departure of such Departing Partner. Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, conversion of a General Partner's Partnership Interest as a general partner in the Partnership to Common Units will be characterized as if such General Partner contributed its Partnership Interest to the Partnership in exchange for the newly-issued Common Units.

                                      -20-